                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   ----------





                                   FORM 8-K/A





                               Amendment No. 1 to
                                 Current Report





                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934





                                 July 21, 2000
               Date of Report (Date of earliest event reported):





                                 MICRO-ASI, INC.
             (Exact name of registrant as specified in its charter)





           Texas                   000-27027                 75-2586030
      (State or other             (Commission              (IRS employer
      jurisdiction of             file number)           identification no.)
     incorporation or
       organization)



                         12655 North Central Expressway
                               Dallas, Texas 75243
              (Address and zip code of principal executive offices)


                                  (972)392-9636
              (Registrant's telephone number, including area code)



                                       N/A
          (Former name or former address, if changed since last report)

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

On July 21, 2000, Micro-ASI, Inc. completed the acquisition of the assets of EPI Technologies, Inc., a Texas corporation ("EPI"), pursuant to an asset purchase agreement (the "Agreement"). EPI is an electronics test contractor headquartered in Plano, Texas.

The total aggregate purchase price for the assets of EPI is $4,863,114. The purchase price includes (i) a cash payment at closing of $300,000, (ii) a Secured Promissory Note from the Company to EPI in the amount of $1,613,114, due January 31, 2001, with one accrued interest payment due on October 15, 2000 and the balance of the principal and interest due on January 31, 2001 and (iii) a Secured Promissory Note in the amount of $2,950,000 from the Company to EPI with
(a) one accrued interest only payment due October 5, 2000, (b) one accrued interest only payment due January 5, 2001 and (c) 14 quarterly installments thereafter with each installment equal to $210,714 in principal plus any accrued interest with a final payment due July 5, 2004. The Promissory notes are secured by the assets of EPI, excluding Accounts Receivable and Inventory. Should the Company obtain financing from a financial institution, and payoff the $1,613,114 note, the Agreement stipulates that EPI will subordinate its first lien position on the other than intellectual property pledge to the financial institution. The purchase price is not subject to any post closing adjustments. The Company will account for the acquisition under the purchase method of accounting.

The acquisition of the assets of EPI provides the Company with the test capabilities to enhance the product offerings to its customers. EPI also provides the Company with a larger building space. The Company plans to move its contract manufacturing, Best Technologies, Inc., into the EPI facilities, thereby consolidating its manufacturing and test facilities to improve efficiencies and reduce costs. Other than the notes payable, the Company has no other obligations to invest additional funds in EPI.

The consideration paid by the Registrant was determined pursuant to arms' length negotiations and took into account various factors concerning the valuation of the business of EPI, including valuations of comparable companies and the business and operating results of EPI. Registrant will account for the asset acquisition of EPI as a purchase.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

          (a)  Financial Statements

               Historical financial statements of EPI Technologies, Inc. required by Item 7(a) of Form 8-K are filed herewith.

          (b)  Pro Forma Financial Information

               Pro Forma financial information relating to the acquisition of EPI Technologies, Inc. required by Item 7(b) of Form 8-K is filed herewith.


          (c)  Exhibits.

               The following exhibits are filed herewith:

               99.1 Audited Financial Statements of EPI Technologies, Inc.

               99.2 Unaudited Pro Forma Combined Financial Statements of
                    Micro-ASI, Inc., and EPI Technologies, Inc.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                           MICRO-ASI, INC.







                                      By:  /s/ Joel E. Claybrook
                                           -------------------------------
                                           JOEL E. CLAYBROOK
                                           Vice Chairman and Chief Executive
                                           Officer



 Date:   October 3, 2000

                   Financial Statements of Business Acquired:
                                Table of Contents



                                                                Page
Financial Statement Index

 Report of Independent Auditors                                  F-1

 Balance Sheets as of January 2, 2000
 and July 2, 2000 (unaudited)                                    F-2

 Statements of Operations for the fiscal years
 ended January 3, 1999 and January 2, 2000
 and for six months ended July 2, 2000 (unaudited)               F-3

 Statements of Changes in Stockholders' Deficit                  F-4

 Statements of Cash Flows for the fiscal years
 ended January 3, 1999 and January  2, 2000
 and for six months ended July 2, 2000 (unaudited)               F-5

 Notes to Financial Statements                                   F-6


 2.             Pro Forma Financial Information

 Unaudited Pro Forma Combined Balance Sheet as of
 June 30, 2000                                                  F-16

 Unaudited Pro Forma Combined Statement of
 Operations for the year ended December 31, 1999                F-17

 Unaudited Pro Forma Combined Statements of
 Operations for the six month period ended June 30,
 2000                                                           F-18

 Notes to Unaudited Pro Forma Financial Statements              F-19

                         Report of Independent Auditors

Board of Directors
EPI Technologies, Inc.

We have audited the accompanying balance sheet of EPI Technologies, Inc., as of January 2, 2000, and the related statements of operations, changes in stockholders' deficit and cash flows for the two fiscal years in the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EPI Technologies, Inc. as of January 2, 2000, and the results of its operations and its cash flows for the two fiscal years in the period then ended, in conformity with accounting principles generally accepted in the United States.

                                                          /s/ Ernst & Young LLP


September 21, 2000
Dallas, Texas

                             EPI Technologies, Inc.

                                 Balance Sheets



                                                                           FISCAL        SIX MONTHS
                                                                          YEAR ENDED        PERIOD
                                                                          JANUARY 2,      ENDED JULY 2,
                                                                             2000            2000
                                                                         ------------    ------------
                                                                                          (Unaudited)
ASSETS
Current assets:
   Cash and cash equivalents                                             $    169,450    $    212,269
   Accounts receivable, less allowance of $10,000                             330,449         381,602
   Other current assets                                                       109,420         109,420
                                                                         ------------    ------------
Total current assets                                                          609,319         703,291

Property and equipment, net of accumulated depreciation                       445,396         375,466
Intangibles, net of accumulated amortization                                   53,789          53,988
Other assets                                                                   32,093          27,024
                                                                         ------------    ------------
Total assets                                                             $  1,140,597    $  1,159,769
                                                                         ============    ============


LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
   Accounts payable                                                      $     72,377    $    309,860
   Accrued expenses                                                         1,574,121       1,520,325
   Accrued interest                                                         3,153,231       2,978,227
   Long-term debt, reclassified as current                                  2,321,849       2,003,228
   Capital lease obligations, reclassified as current                         134,727          86,846
                                                                         ------------    ------------
Total current liabilities                                                   7,256,305       6,898,486
                                                                         ------------    ------------


Commitments and contingencies

Stockholders' deficit:
   Preferred stock, $.01 stated value: authorized shares - 10,000,000;
     issued and outstanding shares - 4,008,172                                 40,082          40,082
   Common stock, $.01 stated value: authorized shares - 50,000,000;
     issued and outstanding shares - 2,908,905                                 29,089          29,089
   Additional capital                                                      14,637,721      15,304,308
   Accumulated deficit                                                    (20,647,782)    (20,864,591)
      Less treasury stock, at cost                                           (174,818)       (247,605)
                                                                         ------------    ------------
   Total stockholders' deficit                                             (6,115,708)     (5,738,717)
                                                                         ------------    ------------
   Total liabilities and stockholders' deficit                           $  1,140,597    $  1,159,769
                                                                         ============    ============


See accompanying notes.

                             EPI Technologies, Inc.

                            Statements of Operations




                                                                                                          SIX MONTH
                                                           FISCAL YEARS ENDED                               PERIOD
                                                    JANUARY 3,                JANUARY 2,                 ENDED JULY 2,
                                                      1999                       2000                       2000
                                                ----------------           ----------------           ----------------
                                                                                                         (Unaudited)
Revenues                                        $      2,911,336           $      3,507,298           $      1,942,602

Costs and expenses:
   Production                                          2,858,985                  2,623,022                  1,341,014
   Selling, general and administrative                   881,729                    769,597                    445,263
                                                ----------------           ----------------           ----------------
                                                       3,740,714                  3,392,619                  1,786,277
                                                ----------------           ----------------           ----------------

Income (loss) from operations                           (829,378)                   114,679                    156,325

Other income (expense):
   Interest income                                        22,320                         42                         78
   Interest expense                                     (608,369)                  (678,331)                  (373,212)
                                                ----------------           ----------------           ----------------
                                                        (586,049)                  (678,289)                  (373,134)
                                                ----------------           ----------------           ----------------

Loss before income taxes                              (1,415,427)                  (563,610)                  (216,809)

Provision for income taxes                                    --                         --                         --
                                                ----------------           ----------------           ----------------
Net loss                                              (1,415,427)                  (563,610)                  (216,809)

Preferred dividends                                     (801,634)                  (801,634)                  (400,817)
                                                ----------------           ----------------           ----------------

Net loss available to common
   stockholders                                 $     (2,217,061)          $     (1,365,244)          $       (617,626)
                                                ================           ================           ================



See accompanying notes.

                             EPI Technologies, Inc.

                 Statements of Changes in Stockholders' Deficit



                                                PREFERRED STOCK               COMMON STOCK
                                          ---------------------------   ---------------------------     ADDITIONAL      ACCUMULATED
                                            SHARES          AMOUNT         SHARES         AMOUNT          CAPITAL         DEFICIT
                                         ------------    ------------   ------------   ------------   ------------    ------------
Balance as of
   December 28, 1997                        4,008,172    $     40,082      2,908,905   $     29,089   $ 14,637,721    $(18,668,745)
     Net loss                                                                                                           (1,415,427)
                                         ------------    ------------   ------------   ------------   ------------    ------------

Balance as of January 3, 1999               4,008,172          40,082      2,908,905         29,089     14,637,721     (20,084,172)
     Net loss                                    --              --             --             --             --          (563,610)
                                         ------------    ------------   ------------   ------------   ------------    ------------

Balance as of January 2, 2000               4,008,172          40,082      2,908,905         29,089     14,637,721     (20,647,782)
     Forgiveness of outstanding debt
       and accrued interest by
       significant shareholders
       (unaudited)                               --              --             --             --          666,587            --
     Purchase of treasury stock
       (unaudited)                               --              --             --             --             --              --
     Net loss (unaudited)                        --              --             --             --             --          (216,809)
                                         ------------    ------------   ------------   ------------   ------------    ------------
Balance as of July 2, 2000 (unaudited)      4,008,172    $     40,082      2,908,905   $     29,089   $ 15,304,308    $(20,864,591)
                                         ============    ============   ============   ============   ============    ============





                                                         TREASURY STOCK
                                                ---------------------------------
                                                  SHARES                 AMOUNT                TOTAL
                                                -----------           -----------           -----------
Balance as of
   December 28, 1997                                  8,997           $  (174,818)          $(4,136,671)
     Net loss                                                                                (1,415,427)
                                                -----------           -----------           -----------

Balance as of January 3, 1999                         8,997              (174,818)           (5,552,098)
     Net loss                                          --                    --                (563,610)
                                                -----------           -----------           -----------
Balance as of January 2, 2000                         8,997              (174,818)           (6,115,708)
     Forgiveness of outstanding debt
       and accrued interest by
       significant shareholders
       (unaudited)                                     --                    --                 666,587
     Purchase of treasury stock
       (unaudited)                                  661,700               (72,787)              (72,787)
     Net loss (unaudited)                              --                    --                (216,809)
                                                -----------           -----------           -----------
Balance as of July 2, 2000 (unaudited)              670,697           $  (247,605)          $(5,738,717)
                                                ===========           ===========           ===========




See accompanying notes.

                             EPI Technologies, Inc.

                            Statements of Cash Flows



                                                                     FISCAL YEARS ENDED                SIX MONTH PERIOD
                                                             JANUARY 3,            JANUARY 2,            ENDED JULY 2,
                                                                1999                  2000                    2000
                                                             --------------        --------------        --------------
                                                                                                           (Unaudited)
OPERATING ACTIVITIES
     Net loss                                                $   (1,415,427)       $     (563,610)       $     (216,809)
     Adjustments to reconcile net loss to net cash
       provided by (used in) operating activities
     Depreciation and amortization                                  207,360               192,876                85,155
     Accrued interest contributed to capital                           --                    --                  44,903
     Gain on sale of equipment                                      (79,173)                 --                    --
     Changes in operating assets and liabilities:
         Accounts receivable                                        114,429                (4,516)              (51,153)
         Other current assets                                       (48,008)                4,166                 5,069
         Accounts payable                                            (7,767)              (87,213)              237,483
         Accrued interest                                           578,221               591,557                80,178
         Accrued expenses                                            41,257                70,246               (53,796)
                                                             --------------        --------------        --------------
Net cash provided by (used in) operating activities                (609,108)              203,506               131,030

INVESTING ACTIVITIES
Proceeds from sale of equipment                                      98,994                 5,000                  --
Purchases of property and equipment                                 (76,996)              (24,996)               (8,500)
Increase in intangibles                                             (18,363)               (6,109)               (6,924)
                                                             --------------        --------------        --------------
Net cash provided by (used in) investing activities                   3,635               (26,105)              (15,424)

FINANCING ACTIVITIES
Proceeds from (payments on) long-term debt                          597,545                (7,951)                 --
Purchases of preferred stock for treasury                              --                    --                 (72,787)
                                                             --------------        --------------        --------------
Net cash provided by (used in) financing activities                 597,545                (7,951)              (72,787)
                                                             --------------        --------------        --------------

Net increase (decrease) in cash and cash
   equivalents                                                       (7,928)              169,450                42,819

Cash and cash equivalents at beginning of year                        7,928                  --                 169,450
                                                             --------------        --------------        --------------
Cash and cash equivalents at end of year                     $         --          $      169,450        $      212,269
                                                             ==============        ==============        ==============
Cash paid during the year for:
   Interest                                                  $        1,651        $       86,939        $       62,561








See accompanying notes.

                             EPI Technologies, Inc.

                          Notes to Financial Statements

         Information for the six months ended July 2, 2000 is unaudited.



1. SIGNIFICANT ACCOUNTING POLICIES

GENERAL

EPI Technologies, Inc. (the Company) is engaged in testing and conditioning of semiconductor circuits, a process which enables semiconductor manufacturers and original equipment manufacturers (OEMs) to identify defective circuits and thus improve the reliability of their products. The Company considers these operations as a single business segment. The Company grants credit to customers, substantially all of whom are located in the southwestern United States.

The Company maintains its accounting records on a 52 or 53 week fiscal year ending on the Sunday closest to December 31.

INTERIM FINANCIAL STATEMENTS

The accompanying unaudited balance sheet as of July 2, 2000 and the related statement of operations and cash flows for the six-month period then ended have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Item 310 of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six-month period ended July 2, 2000 are not necessarily indicative of the results that may be expected for the fiscal year ended December 31, 2000.

REVENUE RECOGNITION

The Company tests and conditions semiconductor circuits based only on firm customer orders. Revenue is recognized based on the percentage which testing or manufacturing performed to date bears to total testing or manufacturing to be performed (percentage-of-completion).

CASH EQUIVALENTS

For purposes of the statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

                             EPI Technologies, Inc.

                          Notes to Financial Statements

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CONCENTRATION OF CREDIT RISK

The Company's financial instruments exposed to concentrations of credit risk consisted of cash and cash equivalents and accounts receivable. The Company places its cash and cash equivalents with financial institutions it believes to be of high credit quality. The Company had insured balances in excess of insured limits at January 2, 2000 of $78,928. Credit risk related to accounts receivable is due to a small number of customers concentrated in the semi-conductor and OEM industry. To limit credit risk, the Company reviews a customer's credit history before extending credit. Collateral is not required. (See Note 9.)

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Depreciation is provided on the straight-line method at rates based on the estimated useful lives of the assets. Amortization of leasehold improvements is provided on a straight-line basis over the shorter of the estimated useful life or remaining lease term. Gains and losses resulting from the disposition of property and equipment are included in current year earnings (loss).

CAPITAL LEASES

The assets and related obligations for property and equipment under capital leases are initially recorded at an amount equal to the present value of future minimum lease payments. Assets under capital leases are amortized over the shorter of the life of the lease or useful life of the asset. Interest expense is accrued on the basis of the outstanding obligations under capital leases.



INCOME TAXES

Deferred income taxes are determined using the liability method, which gives consideration to the future tax consequences associated with differences between the financial accounting and tax basis of assets and liabilities. This method also gives immediate effect to changes in income tax laws. Valuation allowances are provided for deferred tax assets when there realization is not reasonably assured.

                             EPI Technologies, Inc.

                          Notes to Financial Statements



1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent amounts of assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

COMPREHENSIVE INCOME

At the end of fiscal year 1999, the Company adopted Financial Accounting Standards Board Statement No. 130 (Statement 130), Reporting Comprehensive Income. Statement 130 establishes new rules for the adopting and display of comprehensive income and its components; however, the adoption of this Statement has no impact on the Company's results of operations or stockholder's deficit as the Company has no other material elements of other comprehensive income.

2. PROPERTY AND EQUIPMENT

Details of property and equipment and the estimated useful lives used in computing depreciation and amortization are:



                                                                                            SIX MONTH
                                                          ESTIMATED         FISCAL         PERIOD ENDED
                                                            USEFUL         JANUARY 2,         JULY 2,
                                                            LIVES            2000              2000
                                                      ---------------  ----------------   ---------------
                                                                                           (Unaudited)

Equipment, including equipment held under capital
   leases                                                   3 - 7      $      3,964,336   $     3,972,836
Burn-in boards                                              2 - 5               103,882           103,882
Computer software                                           3 - 7                85,770            85,770
Leasehold improvements                                      3 - 9               196,608           196,608
Furniture and fixtures                                      3 - 10              189,128           189,128
                                                                       ----------------   ---------------
                                                                              4,539,724         4,548,224
Less accumulated depreciation and amortization                               (4,094,328)       (4,172,758)
                                                                       ----------------   ---------------
                                                                       $        445,396   $       375,466
                                                                       ================   ===============

Equipment includes equipment held under capital leases with a book value of $39,617 and $11,146 at January 2, 2000 and July 2, 2000, respectively, net of accumulated amortization of $1,492,106 and $1,520,577 at January 2, 2000 and July 2, 2000, respectively.

Substantially all assets are pledged as collateral under existing debt agreements.

                             EPI Technologies, Inc.

                         Notes to Financial Statements


3. LONG-TERM DEBT

The following is a summary of long-term debt at:


                                                                                      FISCAL YEAR      SIX MONTH
                                                                                         ENDED        PERIOD ENDED
                                                                                        JANUARY 2,      JULY 2,
                                                                                          2000           2000
                                                                                      -------------   -------------
                                                                                                       (Unaudited)
Related party, two notes payable originally due November 1, 1990, with interest at 16% due semiannually beginning June 30, 1989, collateralized by equipment,
   and a subordinated interest in accounts receivable                                 $   1,000,000   $     700,000

Related party, note payable originally due December 31, 1998,
   interest at prime (8.5% at December 31, 1999)                                            934,000         934,000

Related party, monthly installment note due in payments of $12,653 through
   January 1992 which includes interest at 18%, collateralized by equipment, and
   a subordinated interest in accounts receivable                                           279,228         279,228

Related party, two notes payable originally due December 31, 1997, interest at
   prime (8.5% at December 31, 1999)                                                         90,000          90,000

Other                                                                                        18,621            --
                                                                                      -------------   -------------
                                                                                      $   2,321,849   $   2,003,228
                                                                                      =============   =============

Related party notes are with entities controlled by various stockholders of the Company.

All long-term debt was in default at January 2, 2000, except for $18,621 and therefore has been classified as a current liability.

                             EPI Technologies, Inc.

                         Notes to Financial Statements



4. OBLIGATIONS UNDER CAPITAL LEASES

As of January 2, 2000, obligations under capital leases totaled $603,851, including $469,124 of accrued interest, and have a remaining lease term of one year or less.

5. STOCKHOLDERS' EQUITY

PREFERRED STOCK

The Board of Directors has authority to issue the authorized preferred stock in one or more series, each series to have such designation and number of shares as the Board of Directors may fix prior to the issuance of any shares of such series.

On December 17, 1987, the Company issued an aggregate of 4,008,172 shares of preferred stock in two series, designated as Series A (3,994,108 shares) and Series B (14,064 shares), and warrants to purchase 125,000 shares of common stock. The aggregate purchase price was $2,850,000.

The preferred stock has a liquidation preference of $1.00 per share. The Company may, at its option, redeem all or part of the preferred stock at a redemption price of $1.00 per share plus accrued but unpaid dividends. The preferred stock initially accrued quarterly cumulative dividends of 6 3/4 cents per share per annum for the first two-year period, with the dividend rate increasing to 20 cents per share at the beginning of the third year. The Series A and Series B Preferred Stock have no voting rights, except for certain corporate transactions as provided in the Company's restated Articles of Incorporation. The Series B Preferred Stock also has the right to elect one director during the time the stock is outstanding.

At January 2, 2000 and July 2, 2000, dividends of $7,855,708 and $6,834,632, respectively, were in arrears. As a result, the Series B preferred stockholder designee to the Board of Directors is currently exercising its right to require that any action requiring consent of the Board of Directors be taken by unanimous action.

                             EPI Technologies, Inc.

                         Notes to Financial Statements


5. STOCKHOLDERS' EQUITY (CONTINUED)

ADDITIONAL CAPITAL

During the period ended July 2, 2000, $345,054 of related party debt was forgiven by the note holders and treated as an additional contribution to capital.

STOCK OPTIONS

The Company had various stock option plans under which all options had expired or were terminated as of January 2, 2000.

The following schedule summarizes the changes in employee and other stock options for the periods reported:



                                                                          OPTION PRICE
                                                                         --------------
                                                        NUMBER OF            PER
                                                         SHARES              SHARE
                                                     ----------------    --------------
Outstanding at December 28, 1997
   (150,350 exercisable)                                      150,350     $0.10 - $0.11

     Canceled                                                 (38,675)       $0.10
                                                     ----------------

Outstanding at January 3, 1999
   (111,675 exercisable)                                      111,675
                                                     ----------------
     Canceled                                                (111,675)   $0.10 - $0.11
                                                     ----------------

Outstanding at January 2, 2000                                     --
                                                     ================

                             EPI Technologies, Inc.

                         Notes to Financial Statements

6. INCOME TAXES

The deferred tax assets and liabilities in the accompanying balance sheets include the following components:


                                                             FISCAL YEAR          SIX MONTH
                                                                ENDED            PERIOD ENDED
                                                              JANUARY 2,            JULY 2,
                                                                 2000                2000
                                                            -----------           -----------
                                                                                  (Unaudited)
Deferred tax assets                                         $ 6,963,092           $ 7,033,070
Deferred tax liabilities                                        (40,453)              (40,453)
                                                            -----------           -----------
Deferred tax assets, net                                      6,912,639             6,992,617
Less valuation allowance                                      6,912,639             6,992,617
                                                            -----------           -----------
Deferred taxes, net                                         $      --             $      --
                                                            ===========           ===========

The Company's net deferred tax asset at January 2, 2000 consists primarily of its net operating loss carryforward of approximately $18,968,698, to offset future taxable income. This carry forward expires through 2010. A valuation allowance was established to reduce the net deferred tax asset for the amounts that will more likely than not be realized due to the uncertainty of the Company's ability to generate future taxable income. There are no other significant differences between the expected statutory tax rate and the actual effective tax rate. During the fiscal years ended January 3, 1999 and January 2, 2000, the valuation allowance increased by $540,488 and $195,801, respectively.

The Company has not recorded an income tax provision for the fiscal years ended January 3, 1999 and January 2, 2000 or the six month period ended July 2, 2000, due to the Company's net operating losses and the full valuation allowance for the net deferred tax assets.

7. RELATED PARTY TRANSACTIONS

As of January 2, 2000 and July 2, 2000, accrued interest on the accompanying balance sheets includes $3,147,127 and $2,978,227, respectively, due to related party debtors in connection with, long-term debt and capital leases. Interest expense to these same related parties was approximately $589,193, $671,368, and $371,646 for the fiscal years ended January 3, 1999 and January 2, 2000 and for the six month period ended July 2, 2000, respectively.

                             EPI Technologies, Inc.

                         Notes to Financial Statements

8. COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

The Company leases its administrative offices, manufacturing plant, and certain equipment under operating leases that expire at various dates through 2005. The Company is required to pay all repair and maintenance costs, property taxes and insurance relating to the offices and plant (net of certain lessor expense stops). These leases have various renewal and rental escalation clauses. Rental expense under these leases for the fiscal years ended January 3, 1999 and January 2, 2000 and for the six month period ended July 2, 2000, was $340,092, $353,624 and $154,018, respectively.


           2001                                            $    212,016
           2002                                                 228,956
           2003                                                 230,496
           2004                                                 230,496
           2005                                                  19,208
                                                           ------------
                                                           $    921,172
                                                           ============



As of January 2, 2000 and July 2, 2000, accrued expenses on the accompanying balance sheets include approximately $1,465,000 and $1,412,000 in accrued payments due to related party lessors in connection with operating leases for certain equipment. Such leases are short-term, renewable semi-annually and not included in the table above.

                             EPI Technologies, Inc.

                         Notes to Financial Statements

9. SIGNIFICANT CUSTOMERS

Revenues from individual customers constituting 10% or more of total revenues were as follows:


                                                                                              SIX MONTH
                                                                 FISCAL YEAR ENDED           PERIOD ENDED
                                                           JANUARY 3,       JANUARY 2,          JULY 2,
                                                              1999             2000              2000
                                                           ----------      -----------       ------------
                                                                                              (Unaudited)
Customer A                                                 $ 798,668       $ 1,212,495       $    614,298
Customer B                                                   668,906           922,802            499,044
Customer C                                                   430,425           377,031            156,316
Customer D                                                        --                --            201,208

The Company provides services to significant customers constituting 10% or more of total revenues (referred to as customers A, B, C and D). The Company provides testing services as an integral part of its customers' manufacturing processes, which requires the Company to commit to customers A, B, C and D minimum amounts of production capacity.

10. ACQUISITION BY MICRO-ASI, INC.

On July 2, 2000, the Company sold all of its assets to Micro-ASI, Inc. for a total purchase price of $4.9 million. The purchase price is payable as follows:
$300,000 cash payment; $1.6 million promissory note due January 31, 2001; and a $2.95 million promissory note due July 5, 2004.

               Unaudited Pro Forma Combined Financial Information


The following unaudited pro forma combined statements of operations give effect to the acquisition by Micro-ASI, Inc.(the "Company") of EPI Technologies, Inc.
(EPI) on July 21, 2000 (Acquisition). The financial statements presented below were derived from: (a) the audited financial statements for the Company for the year ended December 31, 1999; (b) the unaudited financial statements of the Company for the six month period ended June 30, 2000; (c) the audited financial statements of EPI Technologies, Inc. for the fiscal year ended January 2, 2000 and (d) the unaudited financial statements of EPI Technologies, Inc. for the six month period ended June 30, 2000.

The unaudited pro forma combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with the Company's annual report on Form 10KSB/A for the year ended December 31, 1999, as filed with the Securities and Exchange Commission on September 22, 2000, and the historical financial statements and notes thereto of EPI Technologies, Inc. included herein and the Company's unaudited financial statements as of and for the six months ended June 30, 2000, which were included in the Company's Quarterly Report on Form 10-QSB filed with the Commission. None of the pro forma consolidated financial statements included herein purport to be indicative of the Company's results of operations that would have occurred had the transaction been completed as of or at the beginning of the periods presented, nor do such statements purport to indicate the Company's results of operations at any future date or for any future period.

The Company's unaudited Pro Forma Combined Balance Sheet information gives effect to the Acquisition as if it had been consummated on June 30, 2000. The Company's unaudited Pro Forma Combined Statement of Operations information gives effect to the Acquisition as if it had been consummated at the beginning of 1999.

The unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the mergers had been consummated at the beginning of the periods presented, nor is it necessarily indicative of future operating results or financial position. The unaudited proforma combined financial information has been prepared under guidelines established by Article 11 of Regulation S-X under the Securities Act.

                                 MICRO-ASI, INC.
             UNAUDITED PRO FORMA COMBINED BALANCE SHEET INFORMATION
                               AS OF JUNE 30, 2000


                                                                                 Pro Forma                   Pro Forma
                                             Micro-ASI            EPI           Adjustments                   Combined
                                        ------------------ ----------------- -----------------           -----------------
Assets:
  Cash and cash equivalents                 $    7,020,301     $     212,269     $    (300,000)       b)    $    6,932,570
  Accounts Receivable                                   --           491,022                                       491,022
  Property and equipment                           455,340           375,466                                       830,806
  Intangible assets                                     --            53,988         3,745,458        a)         3,799,446
  Other assets                                   4,764,905            27,024                                     4,791,929
                                            --------------     -------------     -------------              --------------

Total Assets                                $   12,240,546     $   1,159,769     $   3,445,458              $   16,845,773
                                            ==============     =============     =============              ==============

Liabilities:
  Accounts payable                          $      486,314     $     309,860     $    (267,747)       c)    $      528,427
  Accrued expenses                                  25,060         1,520,325        (1,520,325)       c)            25,060
  Accrued interest payable                          68,403         2,978,227        (2,978,227)       c)            68,403
  Notes payable                                  3,922,380         2,090,074         2,473,040     b)/c)         8,485,494
                                            --------------     -------------     -------------              --------------
Total liabilities                                4,502,157         6,898,486        (2,293,259)                  9,107,384

Stockholders' equity:
  Preferred stock                                    8,000            40,082           (40,082)      a)              8,000
  Common stock                                      22,588            29,089           (29,089)      a)             22,588
  Additional capital                            17,922,886        15,304,308       (15,304,308)      a)         17,922,886
  Treasury stock                                        --          (247,605)          247,605       a)                 --
  Accumulated deficit                          (10,215,085)      (20,864,591)       20,864,591       a)        (10,215,085)
                                            --------------     -------------     -------------              --------------
Total stockholders' equity                       7,738,389        (5,738,717)        5,738,717                   7,738,389
                                            --------------     -------------     -------------              --------------
Total liabilities and stockholders'
  equity                                    $  $12,240,546     $   1,159,769     $   3,445,458              $   16,845,773
                                            ==============     =============     =============              ==============

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

                                 MICRO-ASI, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                             AS OF DECEMBER 31, 1999




                                                                                             Pro Forma                Pro Forma
                                                Micro-ASI                EPI                Adjustments               Combined
                                              ------------           ------------           ------------           ------------
Revenue                                       $         --           $  3,507,298                                  $  3,507,298
Cost of sales                                           --              2,623,022                                     2,623,022
                                              ------------           ------------                                  ------------
                                                        --                884,276                                       884,276
Expenses:
 Research and development                          808,396                     --                                       808,396
 General and administrative                      2,922,080                769,597           $    535,065    a)        4,226,742
                                              ------------           ------------           ------------           ------------
Operating income (loss)                         (3,730,476)               114,679               (535,065)            (4,150,862)

Other income (expense):
  Interest and other income
                                                    27,451                     42                                        27,493
  Interest expense                                  (2,674)              (678,331)               348,085    b)         (332,920)
                                              ------------           ------------           ------------           ------------

Net loss                                      $ (3,705,699)          $   (563,610)          $   (186,980)          $ (4,456,289)
                                              ============           ============           ============           ============

Basic and diluted net loss per share
                                              $      (0.21)                                                        $      (0.25)
                                              ------------                                                         ------------
Weighted average shares outstanding
                                                17,989,506                                                           17,989,506
                                              ------------                                                         ------------





The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

                                 MICRO-ASI, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                               AS OF JUNE 30, 2000


                                                                                              Pro Forma              Pro Forma
                                                 Micro-ASI                EPI                Adjustments              Combined
                                               ------------           ------------           ------------           ------------
Revenue                                        $       --             $  1,942,602                                  $  1,942,602
Cost of sales                                          --                1,341,014                                     1,341,014
                                               ------------           ------------                                  ------------
                                                       --                  601,588                                       601,588
Expenses:
 Research and development                           482,720                   --                                         482,720
 General and administrative                       3,896,238                445,263           $    267,533      a)      4,609,034
 Equity in loss of Best Technologies,
   Inc                                               29,377                   --                                         29,377
                                               ------------           ------------           ------------           ------------
Operating loss                                   (4,408,335)               156,325               (267,533)            (4,490,166)

Other income (expense):
  Interest and other income                          93,180                     78                                        93,258
  Interest expense                                 (106,663)              (373,212)               208,089      b)       (271,786)
                                               ------------           ------------           ------------           ------------


Net loss                                         (4,421,818)              (216,809)               (59,444)            (4,698,071)
Preferred stock dividend                            (91,300)                  --                     --                   91,300
                                               ------------           ------------           ------------           ------------

Net loss attributable to common
shareholders                                   $ (4,513,118)          $   (216,809)          $    (59,444)          $ (4,789,371)
                                               ------------           ------------           ------------           ------------


Basic and diluted net loss per share
                                               $      (0.22)                                                        $      (0.23)
                                               ------------                                                         ------------

Weighted average shares outstanding
                                                 20,887,441                                                           20,887,441
                                               ------------                                                         ------------




The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

                                 MICRO-ASI, INC.
      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

 1.      ALLOCATION OF PURCHASE PRICE

         Effective July 21, 2000, the Company acquired EPI Technologies, Inc. in exchange for a total aggregate purchase price of $4,863,114. The purchase price includes (i) a cash payment at closing of $300,000, (ii) a Secured Promissory Note from the Company to EPI in the amount of $1,613,114, due January 31, 2001, with one accrued interest payment due on October 15, 2000 and the balance of the principal and interest due on January 31, 2001 and (iii) a Secured Promissory Note in the amount of $2,950,000 from the Company to EPI with (a) one accrued interest only payment due October 5, 2000, (b) one accrued interest only payment due January 5, 2001 and (c) 14 quarterly installments thereafter with each installment equal to $210,714 in principal plus any accrued interest with a final payment due July 5, 2004.


         The allocation of the purchase price is summarized below:

                  Net assets acquired           $1,117,656
                  Goodwill                       3,745,458
                                                ----------

                  Total purchase price          $4,863,114
                                                ----------

         The purchase price allocation is based on management's preliminary estimates and is subject to change.

2.       PRO FORMA COMBINED BALANCE SHEET

         The Company's Pro Forma Combined Balance Sheet as of June 30, 2000 includes the following adjustments:

         a) To reflect the purchase price and the resulting intangible asset of goodwill as if the acquisition had occurred on June 30, 2000.

         b) To reflect the (i) cash payment at closing of $300,000, (ii) Secured Promissory Note in the amount of $1,613,114 and (iii) a Secured Promissory Note in the amount of $2,950,000.

         c) To reflect the elimination of the liabilities and notes payable not assumed by Micro-ASI, Inc.


3.       PRO FORMA COMBINED STATEMENTS OF OPERATION

         The Company's Pro Forma Combined Statements of Operation for the year ended December 31, 1999 and the six months ended June 30, 2000 include the following adjustments:

         a) To reflect the amortization of goodwill, as if the acquisition occurred on January 1, 1999.

         b) To reflect the interest expense that would be incurred from the two Secured Promissory Notes. Interest expense calculated based on the stated rates from the Secured Promissory notes. Also, to reflect the elimination of the interest expense pertaining to the notes payable not assumed in the acquisition.

         No adjustments have been made to income taxes due to the uncertainty of future taxable income.